UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2023
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 516-1300
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
                                         Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.02.         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In connection with the preparation of the financial statements of Travelzoo (the “Company”) for the quarter ended June 30, 2023, management of the Company realized that the presentation of mezzanine and permanent equity had not been correctly updated in the December 31, 2022 consolidated balance sheet and consolidated statement of stockholders’ equity.
Specifically, pursuant to that certain Stock Purchase Agreement, dated January 13, 2020, as amended (the “SPA”), by and between the Company and JFC Travel Group Co. (“JFC”), JFC sold 60% of its shares to the Company and the remaining 40% of the shares continued to be held by the founders of JFC (the “Minority Shares”). The Minority Shares were subject to a call/put option exercisable by the Company or the holders of the Minority Shares, as applicable, in Q1 2022, subject to the achievement of a certain target. The Minority Shares, as a Non-Controlling Interest (NCI), were recorded as mezzanine equity due to the embedded options of the SPA in the consolidated balance sheet and statement of stockholders’ equity as of December 31, 2022 in the amount of approximately $4.6 million. When the put/call option expired in January 2022, it required a reclassification of NCI from temporary equity to permanent equity.
As a result, on August 2, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company, in conjunction with management, concluded that due to the matter discussed above, the following previously issued consolidated financial statements (specifically, the consolidated balance sheet and consolidated statement of stockholders’ equity contained therein) and certain other information of Travelzoo should no longer be relied upon: (i) the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2023, included in our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2023; (ii) the consolidated financial statements as of and for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 31, 2023; (iii) the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2022, included in our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022; (iv) the unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2022, included in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2022; (v) the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022, included in our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2022; and (vi) the information discussed herein that is contained in any previously issued or filed press releases, earnings releases, presentations, or other such documents including those posted on the Company’s website.
We plan to file amendments to the previously issued consolidated financial statements listed above on Forms 10-Q/A and 10-K/A as soon as practicable. We intend to update the following sections within the respective reports: (i) Quarterly Reports on Form 10-Q: Part I, Item 1, Financial Statements; Part I; and (ii) Annual Report on Form 10-K: Part II, Item 8, Financial Statements and Supplementary Data.
The Company does not expect any of the above changes to have any impact on its previously reported total assets, results of operations, cash flows or total liabilities and equity.
The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with its former auditors, RSM US LLP, and current auditors KPMG LLP.
Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	August 8, 2023	By:	/s/ Lijun Qi
Lijun Qi Principal Accounting Officer